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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 28, 2004, with respect to the financial statements of Solexa Limited included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-120101) and related Proxy Statement/Prospectus of Lynx Therapeutics, Inc. for the registration of 29,500,000 shares of its common stock.


/s/ ERNST & YOUNG LLP


ERNST & YOUNG LLP
Cambridge, England
December 15, 2004